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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated March 8, 1996 included in Registration Statement File Nos. 2-97695, 33-16029, and 33-22543. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.


                                    /s/ ARTHUR ANDERSEN LLP
                                    ARTHUR ANDERSEN LLP

Orange County, California
March 28, 1996